UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2014

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2014, upon the recommendation of the Company's Nominating and Governance Committee, the Board adopted Amended and Restated Bylaws of the Company (the “Bylaws”), effective immediately upon adoption, to supersede and replace the existing bylaws of the Company. The following description is a summary of the amendments to the Bylaws (other than certain immaterial technical changes) and is qualified in its entirety by reference to the Bylaws (with amendments marked) filed herewith as Exhibit 3.1 and incorporated herein by reference. An unmarked copy of the Bylaws is filed herewith as Exhibit 3.2.

The Bylaws were amended as follows:

•	Section 2.2. has been revised to provide that the only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of the meeting.

•
Sections 2.3, 2.4, and 2.5 have been added. Together, these provisions constitute a so-called 'advance notice bylaw', and requirements regarding the process, timing (including generally requiring receipt of a notice not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting) and information to be provided by the stockholder providing the notice.

•
Section 2.6 has been revised to permit electronic delivery of notice to stockholders, to the extent permitted by applicable law. It has also been modified to include a provision permitting waiver of notice.

•	Section 2.7 has been modified to more closely match the relevant statutory provision.

•	Section 2.9 has been revised to clarify the Board's and the Chairman's authority to prescribe rules and regulations for the conduct of meetings of stockholders.

•	Section 3.2 has been revised to reflect the declassification of the Board accomplished by the amendment to the Company's articles of incorporation approved at the Company's last annual meeting.

•
Sections 3.4, 3.5 and 3.6 have been revised to address issues related to notice of Board meetings. The bylaws now specifically contemplate email notice. Special meetings and adjourned meetings require 24 hours' notice if electronic notice is provided, or at least 3 days' notice if by mail.

•	Section 4.1 has been revised to eliminate references to an Executive Committee (which the Board retains the authority to create, but which is no longer created by the bylaws).

•	Section 8.5 has been revised to permit electronic recordkeeping of the Company's books and records.

•	Article IX has been revised to more closely conform to the relevant statutory standard.

In addition, a new Article XI was added providing an exclusive forum provision for the adjudication of certain disputes. This provision provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of a breach of fiduciary duty owed by any director, officer, or other employee of the Company to the Company or the Company's stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, or other employee of the Company arising pursuant to any provision of the Kansas General Corporation Code, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state district court located in Atchison County, Kansas or any federal court located within the State of Kansas, subject to the court having personal jurisdiction over the indispensable parties named as defendants.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of MGP Ingredients, Inc., dated July 29, 2014, marked to show the changes resulting from the amendment and restatement reported in this Current Report on Form 8-K
3.2	Amended and Restated Bylaws of MGP Ingredients, Inc., dated July 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: August 1, 2014                By: /s/ Don Tracy
Don Tracy, Vice President, Finance and Chief Financial Officer